BayBank Boston, N.A.
                   7 New England Executive Park
                 Burlington, Massachusetts  01803

               State Street Bank and Trust Company
                       225 Franklin Street
                   Boston, Massachusetts  02101


                                   June 2, 1995

Designs, Inc.
1244 Boylston Street
Chestnut Hill, Massachusetts  02167

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of November 17, 1994 (the "Credit Agreement") among Designs, Inc., a
Delaware corporation (the "Company"), BayBank Boston, N.A.
("BayBank") and State Street Bank and Trust Company (the
"Banks"). Capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Credit
Agreement.

     You have asked us to amend the Credit Agreement to provide for a letter of credit facility and make certain other changes, and we have agreed to such amendment, subject to the terms and conditions of this letter agreement. For valuable consideration, the Company and the Banks hereby agree as follows:

     1. The Credit Agreement is hereby amended by adding the following new Section 2.19:

     "2.19     Letter of Credit Facility.

     (a) Subject to the terms and conditions hereof, the Company may use the Credit Advances for commercial Letters of Credit to be issued by either Bank (the "Issuing Bank") for the account of the Company, provided that (i) the Company executes and delivers a letter of credit application and reimbursement agreement in the Issuing Bank's standard form (with such modifications as the Issuing Bank and the Company may agree to) and complies with any conditions to the issuance of such Letter of Credit (including the payment of the any usual and customary applicable fees) set forth therein; (ii) the Issuing Bank approves the form of such Letter of Credit and the purpose of its issuance; (iii) such Letter of Credit bears an expiration date not later than the Termination Date; and (iv) the conditions set forth in Section
3.2 below have been satisfied as of the date of the issuance of such Letter of Credit.

     (b) The Issuing Bank shall not be obligated or permitted under this Section 2.19 to issue any Letter of Credit for the account of the Company to the extent that the sum of (i) the amount that would be available to be drawn under the proposed Letter of Credit plus (ii) the sum of all amounts available to be drawn under outstanding Letters of Credit plus (iii) all unreimbursed drawings under such outstanding Letters of Credit shall exceed $5,000,000.

     (c) The Company's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, the Agent, any Bank or any beneficiary of a Letter of Credit. The Company further agrees that the Issuing Bank, the Agent and the Banks shall not be responsible for, and the Company's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company, against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.
The Company agrees that any action taken or omitted by the Issuing Bank, the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without willful misconduct or gross negligence on the part of the Agent or the Banks, shall be binding upon the Company and shall not result in any liability on the part of the Issuing Bank, the Agent or any Bank to the Company; provided, however, in no event shall the Agent or the Banks be liable for any consequential damages.

     (d) To the extent not inconsistent with Section 2.19(c), the Issuing Bank and the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or persons and upon advice and statements of legal counsel and other experts selected by the Issuing Bank and the Agent.

     (e) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Banks of the amount of any unpaid reimbursement obligations. All such unpaid reimbursement obligations with respect to Letters of Credit shall be deemed to be Credit Advances and subject to the limitations and requirements stated in Article 2.

     (f) Effective immediately upon the issuance of each Letter of Credit for the account of the Company and without further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have granted to each Bank, and each Bank shall be deemed to have irrevocably purchased and received from such Issuing Bank without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each Bank's Commitment. Each Bank agrees that it shall be absolutely liable, to the extent of its Commitment thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Company or for which a Credit Advance is not made.

     (g) The Company shall pay the Issuing Bank, for the benefit of each of the Banks based upon their respective Commitment, a fee (the "Letter of Credit Fee") with respect to each Letter of Credit issued equal to one-quarter of one percent (1/4%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) of the average daily balance of the outstanding commercial Letters of Credit. The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each February, May, August and November of each year, commencing on the first such date next succeeding the date hereof. The Company shall also pay the Issuing Bank a transactional fee, in an amount to be agreed upon by the Company and the Issuing Bank, which the Issuing Bank shall retain for its own account, and which fee shall be payable upon the issuance of the requested Letter of Credit.

     (h) The Issuing Bank shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any other Bank and in no event shall the Issuing Bank be liable for any consequential damages.

     (i) The Company's right to request, and the Banks' obligation to make, Credit Advances shall be deemed to be reduced by an amount equal to the aggregate stated amount of all outstanding Letters of Credit remaining undrawn from time to time. Once drawn, a Letter of Credit shall be funded as herein provided, and any amount so advanced shall be deemed a Credit Advance and shall accrue interest as such from the date so advanced. The principal amount of any deemed Credit Advance resulting from a drawn Letter of Credit shall be payable on the Termination Date."

     2. The Company hereby confirms that (i) the representations and warranties of the Company contained in
Article 4 of the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (ii) since January 28, 1995, there has occurred no material adverse change in the assets or liabilities or in the financial or other condition of the Company; (iii) the Company is in compliance in all material respects with all of the terms and provisions of the Credit Agreement; and (iv) after giving effect to this Letter Agreement, no Event of Default specified in the Credit Agreement nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, has occurred and is continuing.

     3. The Company represents and covenants that the Indebtedness evidenced by the Letters of Credit constitute
"Obligations" under the Credit Agreement. The Company agrees to take such actions as may be requested by the Banks for the purpose of carrying out the foregoing provisions hereof.

     4. The Banks hereby extend until June 27, 1995, the deadline set forth in Section 5.4(f) of the Credit Agreement, for delivery by the Company to the Banks, of the projected budget of the Company and its consolidated Subsidiaries.

     5. Except to the extent specifically amended hereby, the Credit Agreement and all related documents shall remain in full force and effect. This Letter Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. This Letter Agreement shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the Company and the Banks have caused this Letter Agreement to be executed and delivered as a sealed instrument, at Boston, Massachusetts, by their duly authorized officers, all as of the date first written above.

                                             Very truly yours,

                                     BAYBANK BOSTON, N.A.


                                     By: /s/ Judi N. Martin
                                         Judi N. Martin
                                         Vice President


                                     STATE STREET BANK AND TRUST COMPANY


                                     By: /s/ Andrew Bies
                                         Andrew Bies
                                         Vice President


                                     DESIGNS, INC.


                                     By: /s/ Joel H. Reichman
                                         Joel H. Reichman
                                         President